FIRST AMENDMENT TO LOAN AGREEMENT


This First Amendment to Loan Agreement (this Agreement) is entered into on October 31, 1995, with an effective date as of September 26, 1995, by and between NationsBank, N.A., a national banking association (Bank), Comarco Inc., a California corporation, (Borrower) and Comarco Wireless Technologies, Inc., a Delaware corporation, International Business Services, Inc., a District of
Columbia corporation, Decisions and Designs, Inc., a Virginia corporation and LCTI, Inc., a Maryland Corporation (individually and collectively the Guarantors).

                                    Recitals

A. The Borrower, the Guarantors and the Bank entered into a Loan Agreement (the Original Agreement) dated September 26, 1994.

B. The Borrower, the Guarantors and the Bank now wish to further amend the Original Agreement to extend the maturity date, to modify certain covenants, and for certain other matters, as set forth in this Agreement.

                                   Agreements

Now, therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

Section 1.        Definitions Used in this Agreement

     (a) In this Agreement, the term Existing Agreement means the Original Agreement.

     (b)  In  this  Agreement,  the  term  Loan  Agreement  means  the  Existing
Agreement.

     (c) All capitalized terms used in this Agreement which are not otherwise defined in this Agreement shall have the meanings assigned to them in the Loan Agreement, including those definitions added to the Loan Agreement by this Agreement.

Sections 2.       Representations and Warranties

In order to induce the Bank to enter into this Agreement, the Borrower and Guarantors make the following representations and warranties and:

     (a) Existing Agreement Representations. The representations and warranties contained in the Existing Agreement remain true and correct in all material respects, except for representations which by their nature referred to facts at the time the Existing Agreement was executed and which would normally be expected to change over time.

     (b) Due  Authorization,  Execution,  Etc.  This  Agreement  has  been  duly
authorized,   executed  and  delivered  by  the  Borrower  and   Guarantors  and
constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     (c) No Defaults. There exists under the Loan Agreement no Event of Default and no event, fact or circumstance, which, with notice or the passage of time, or both, will become an Event of Default.

     (d) No Material Adverse Change. There has occurred no material adverse change in the operations, financial condition, or business prospects of the Borrower since the delivery to the Bank of the Borrower's most recent quarterly financial statements.

Section 3.        Conditions Precedent

The matters set forth in Section 4 and 5 shall be subject to the satisfaction, not later than the close of business on October 31, 1995, of the following conditions precedent:

(a) Corporate Documents. The Borrower shall provide the following corporate documents to the Bank:

     (1) Articles and Bylaws. A certificate of the Borrower's secretary or assistant secretary dated not more than 2 days before delivery to the effect that the Borrower's articles of incorporation and bylaws have not been amended since they were last supplied to the Bank in connection with the execution and delivery of the Existing Agreement.

     (2) Bank's Satisfaction. The documents delivered to the Bank pursuant to paragraphs (1) and (2) shall be satisfactory in form and substance to the Bank.

(b) Notes. The Borrower shall execute and deliver to the Bank an amended Guidance Line of Credit Note, amended Master Line of Credit note and all Acquisition Term notes, collectively.

(c) Opinion of Counsel. The Borrower shall provide to the Bank a favorable opinion of Borrower's counsel concerning the due authorization, execution, delivery, validity and binding effect of this Agreement and the other loan Documents executed and delivered pursuant to this Agreement.

Section 4.        Amendments to Loan Agreement

Upon the satisfaction, but not later than the outside date set forth in Section 3, of the conditions precedent set forth in Section 3, the Loan Agreement shall be amended as follows; if the conditions precedent set forth in Section 3 are not so satisfied, the following amendments shall not become effective:

(a) Amendment to Article I of Loan Agreement. The following definitions are added (if they are not already defined) or revised (if they are already defined) to read as follows:

         Note means that certain First Amended and Restated Master Line of Credit Note dated as of October 31, 1995 with an effective date as of September 26, 1995, that First Amended and Restated Guidance Line of Credit Note dated as of October 31, 1995 with an effective date as of September 26, 1995 and all Acquisition Term Notes, collectively, all dated as of October 31, 1995 with an effective date as of September 26, 1995. The term also shall include any other promissory notes hereafter executed by Borrower in favor of Bank and any and all renewals, extension or rearrangements thereof.

(b) Amendment to Article VII of Loan Agreement. The borrower shall at all times maintain Tangible Net Worth of not less than Nine Million Thousand Dollars ($9,000,000.00). For purposes of this Article VII, Tangible Net Worth shall mean all capital stock, paid in capital and retained earnings less all treasury stock, amounts due from officers, directors, stockholders and members of their immediate families, amounts due from affiliates, investments in non-marketable securities or affiliated companies, leasehold improvements, goodwill, non-compete agreements, capitalized organization and development costs, capitalized expenses, loan costs, patents, trademarks, copy rights, franchises, licenses, and other intangible assets.

Section 5.        Reaffirmation, Confirmation and Miscellaneous

(a) Reaffirmation by Borrower. As modified by the Agreement, the Borrower reaffirms all of its obligations under the Loan Agreement and the other Loan Documents, and confirm that they remain in full force and effect and otherwise unmodified.

(b) Fees and Expenses. Upon execution of this Agreement, the Borrower shall pay all out-of-pocket expenses incurred by the Bank in connection with this Agreement and the transactions contemplated hereunder, including the expenses and reasonable fees of Bank's legal counsel.

(c) Defenses. The Borrower confirms that is has no defenses against the Bank or any of its obligations under the loan Agreement or the other loan Documents. The Borrower confirms that it has no claims against the Bank for any reason whatsoever arising our of the Loan, or the relationship between the parties from making of the loan and subsequent transactions relating to the loan.

(d) No Waivers. The execution and delivery of this Agreement by the Bank shall not constitute a waiver by the Bank of any Event of Default under the Loan Agreement or a waiver of the Bank's right to take action as it deems appropriate under the loan Agreement or other loan Documents in response to any extant Event of Default or Default.

(e) Approvals of Guarantors. The approval of the Guarantors is set forth below.


In witness whereof, the parties have executed this Agreement on the date first written above.

Attest:                                    Comarco, Inc.
[Corporate Seal]

By:                                        By:
   --------------------------------            ---------------------------------
                                               Thomas P. Baird
                                               Chief Financial Officer

Attest:                                    NationsBank, N.A.


By:                                        By:
   ---------------------------------           ---------------------------------
                                               Elaine T. Eaton
                                               Vice President


                 ACKNOWLEDGMENT AND CONFIRMATION BY GUARANTORS

The Guarantors hereby reaffirm their obligations under their existing joint and several unconditional guaranty of the payment of the Loan and all other obligations, and confirm that the Borrower's execution and delivery of this Agreement in no way impairs or limits their obligations under such existing guaranty.

[Corporate Seal]                           COMARCO WIRELESS TECHNOLOGIES, INC.
Attest:
                                           By:
------------------------------------           ---------------------------------
                                               Thomas P. Baird
                                               Chief Financial Officer


[Corporate Seal]                           INTERNATIONAL BUSINESS SERVICES, INC.
Attest:
                                           By:
------------------------------------           ---------------------------------
                                               Thomas P. Baird
                                               Chief Financial Officer


[Corporate Seal]                           DECISIONS AND DESIGNS, INC.
Attest:
                                           By:
------------------------------------           ---------------------------------
                                               Thomas P. Baird
                                               Chief Financial Officer


[Corporate Seal]                           LCTI, INC.
Attest:
                                           By:
------------------------------------           ---------------------------------
                                               Thomas P. Baird
                                               Chief Financial Officer